                                                                EXHIBIT 10.18

[Great-West Letterhead]

VIA AIRBORNE EXPRESS



October 24, 1995

Boettcher Western Properties III Ltd.
c/o Boettcher Properties, Ltd.
77 West Wacker Drive
Chicago, Illinois 60601-1694



Attention:   Mr. Kelly J. Stradinger, Vice President



Re:          Boettcher Western Properties III Ltd.,
             a Colorado limited partnership (the "BORROWER")
             Great-West Life & Annuity Insurance Company, a Colorado corporation (the "LENDER")
             4555 North Pershing Avenue, Stockton, California (the "PROPERTY") Loan No: CA 59601 (the "LOAN")

Gentlemen:

The Lender hereby agrees to grant the Borrower a short-term extension of the maturity date of the Loan from October 1, 1995 to October 1, 1997 (the "EXTENDED MATURITY DATE") for the sole purpose of providing the Borrower with additional time to effect a sale of the Property and repay the Loan.

This letter amends and supersedes in its entirety Lender's letter dated October 5, 1995.

This extension is subject to the following terms and conditions:

1. Loan Documents. The documents which evidence, secure and otherwise relate to the Loan include, without limitation, the following: (a) that certain Promissory Note dated September 4, 1979 executed by Venetian Square, Ltd., a limited partnership ("VENETIAN"), payable to the order of the Lender's predecessor in interest, The Great-West Life Assurance Company, a Canadian corporation ("ASSURANCE"), in the original principal amount of $4,450,000.00 as amended by that certain First Amendment to Promissory Note dated January 26, 1995 (collectively, the "NOTE"); (b) that certain Deed of Trust dated September 4, 1979 and recorded October 1, 1979 in the Official Records of San Joaquin County, California as Instrument No. 79073697, as amended by First Amendment to Deed of Trust dated January 26, 1995 and recorded March 17, 1995 in the Official Records of San Joaquin County, California as Instrument No. 95022958 (collectively, the "DEED OF TRUST"); (c) that certain Assignment of Leases dated September 4, 1979 and recorded October 1, 1979 in the Official Records of San Joaquin County, California as Instrument No. 79073699, and that certain Assignment of Leases dated November 1, 1979 and recorded November 16, 1979 in the Official Records of San Joaquin County, California as Instrument No. 7987290 (collectively, the "LEASES ASSIGNMENT"); (d) that certain Assignment of Rents dated September 4, 1979 and recorded October 1, 1979 in the Official Records of San Joaquin County, California as Instrument No. 79073700 (the RENTS ASSIGNMENT");
     (e) that certain "ENVIRONMENTAL INDEMNITY" dated January 26, 1995 (the "Environmental Indemnity'); (f) that certain Security Agreement dated January 26, 1995 (the "SECURITY AGREEMENT"), and (g) that certain Environmental Undertaking dated January 26, 1995 and recorded March 17, 1995 in the Official Records of San Joaquin

Account Number: CA 59601
October 24, 1995
Page 2

     County, California as Instrument No. 95022960 (the "ENVIRONMENTAL UNDERTAKING"). The foregoing described documents and all other documents and agreements evidencing, securing or otherwise relating to the Loan as they may be modified, shall hereinafter be collectively referred to as the "Loan Documents".

     Venetian conveyed the Property to Borrower and Borrower has assumed the payment and performance obligations of Venetian under the Loan Documents pursuant to that certain First Modification and Assumption Agreement dated January 26, 1995 and recorded March 17, 1995 in the Official Records of San Joaquin County, California as Instrument No. 95022957.

2. No Defaults. As of the date of Closing (as hereinafter defined) with respect to the modifications described herein, no defaults shall have occurred which are then continuing under the Loan.

3. Property Taxes, All real property taxes and any assessments shall be current as of the date hereof and through Closing, and shall continue to be paid or have been paid in full as they become due and payable.

4. Acknowledgment of Current Loan Balance. The Borrower hereby acknowledges that the current outstanding principal balance of the Loan as of September 19, 1995, when the last payment was received and applied, is $3,445,069.11.

5.   Adjusted Monthly Payments: Adjusted Interest Rate and Amortization
     Period. We are unable to calculate the amount of the revised monthly payment at this time. The revised payment will be based upon the outstanding principal balance after application of the last payment at the current rate (which is due October 1, 1995) being amortized over the revised fourteen (14) year amortization term at the adjusted rate of ten and one-half percent (10.5%) per annum. You will be advised in writing, of the precise amount of the revised payment soon after application of the last such payment. The revised monthly payments shall be due on the first day of each month commencing NOVEMBER 1, 1995, and continuing on the first day of each month thereafter to and including October 1, 1997. Unless sooner paid, the entire outstanding principal balance, together with all accrued and unpaid interest thereon and any other charges in connection therewith, shall be due and payable in full on October 1, 1997, the Extended Maturity Date.

6. Prepayment Privilege. The privilege shall be granted to the Borrower to prepay the principal balance of the Loan in whole, but not in part, at any time upon the Borrower giving the Lender not less than ten (10) days' prior written notice. Except as provided hereinbelow, a fee equal to the Prepayment Fee, as hereinafter defined, shall be charged with respect to any such prepayment. Receipt by the Lender of the monthly payments from the Borrower prior to their due date shall not be construed or operate as partial prepayments of the Loan, which are expressly prohibited.

     If, at the time of any prepayment, the yield on a U.S. treasury bond with the closest matching maturity date to the Extended Maturity Date of this Loan plus one hundred (100) basis points (the "TREASURY BOND YIELD") is less than the interest rate then in effect on this Loan, the prepayment fee (the "PREPAYMENT FEE") shall be defined as the sum of one percent (1%) of the anticipated outstanding principal balance of the Loan at the time of prepayment, plus the Discounted Yield Maintenance Amount, as defined and described below. The "DISCOUNTED YIELD MAINTENANCE AMOUNT" shall be calculated and defined as follows:


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Account Number: CA 59601
October 24, 1995
Page 3

        (1) The future expected contractual cash flow (interest and principal payments) from the Loan shall be projected forward from the anticipated date of prepayment to the Extended Maturity Date, as if the prepayment were not to occur;

        (2) The present value, computed on a monthly basis, of the said projected contractual cash flow shall be calculated using the Treasury Bond Yield as the discount rate;

        (3) The present value of the anticipated amount of principal and interest that is expected to be due on the Extended Maturity Date (the "BALLOON") (assuming that all monthly payments are timely made when due) shall be calculated using the Treasury Bond Yield as the discount rate;

        (4) The sum of the present value of the monthly cash flow derived under subparagraph (2) above shall be added to the present value of the Balloon derived under subparagraph (3) above, and the anticipated outstanding principal balance of the Loan at the time of prepayment shall be subtracted from that number;

        (5) The number resulting from the calculation in subparagraph (4) above shall be the Discounted Yield Maintenance Amount.

   If at the time of any prepayment, the Treasury Bond Yield is equal to or greater than the interest rate then in effect on this Loan, the Prepayment Fee shall be defined as one percent (1.0%) of the anticipated outstanding Loan balance at the time of prepayment.

   An example illustrating the calculation of the Discounted Yield Maintenance Amount and the Prepayment Fee is attached to this Renewal Commitment Letter and incorporated herein as Exhibit A. The example is based on an
   outstanding principal balance of $1,000,000 at the time of   prepayment, a
   two (2) year term to maturity (i.e., from October 1, 1994 through October 1, 1996), a contractual interest rate of nine percent (9.0%) per annum and a discount rate of six and four-fifths percent (6.8%) per annum. Steps (1) through (5) described hereinabove have been noted on Exhibit A.

   Notwithstanding the foregoing, no Prepayment Fee shall be due with respect to repayment in full made on the Extended Maturity Date or within fifteen
   (15) months prior thereto, provided that the Borrower shall have given the Lender not less than ten (10) days' prior written notice of its intention to so prepay. Provided, further, that in the event that the Extended Maturity Date shall have been accelerated for default, the full amount of the Prepayment Fee shall be due and payable.

7. Modification of Environmental Undertaking. The Environmental Undertaking shall be modified such that completion of Borrower's obligations thereunder shall occur no later than October 1, 1997.

8. Subordinate Liens. Any parties holding liens or encumbrances against the Property which were recorded subsequent to the lien of the Lender's Deed of Trust shall be notified of, and consent in writing to, the extension of the Loan described herein.

9. Title Endorsement: Tax Certificate. The existing Loan Policy of Title Insurance No. 217405, issued by Chicago Title Insurance Company, successor to Ticor Title Insurance Company of California by merger, shall be down-dated by separate endorsement, which endorsement shall also insure the continuing validity, enforceability and first lien priority of the Lender's Deed of Trust, as modified. The Borrower hereby agrees

Account Number CA 59601
October 24, 1995
Page 4



         to promptly cooperate in the delivery of same, at the Borrower's sole cost and expense. In addition, a current Certificate of Taxes Due shall be provided to the Lender, at the Borrower's sole expense.

     10. Closing. The term "CLOSING," as used herein, shall mean that date when the parties execute all agreements and other documents modifying the Loan in accordance with this letter agreement, which, unless otherwise indicated, shall be when all conditions precedent set forth herein have been satisfied. Notwithstanding the foregoing, the Closing shall occur no later than NOVEMBER 30, 1995.

     11. Documents. The parties hereto acknowledge that a modification agreement and such other documents as the Lender or its local counsel may require shall be executed by the parties. Such documents shall evidence the terms and conditions of this letter agreement and shall contain such other terms and conditions as the Lender or its local counsel shall reasonably require.

     12. Costs, Fees and Expenses. All costs, fees and expenses incurred in connection with the modifications to the Loan described herein, including, without limitation, the fees and expenses of the Lender's local counsel, title costs and recording and filing fees, shall be paid by the Borrower immediately when due. Any failure on the Borrower's part to pay the foregoing when due shall constitute an event of default under the Loan, whereupon the Lender shall be entitled to exercise all remedies available to it at law, in equity, and under the Loan Documents, as modified (including, without limitation, the right of the Lender to add the amount of such defaulted costs, fees and/or expenses to the indebtedness evidenced by the Note).

     13. Sale of Property. The parties hereto acknowledge and agree that the Borrower is planning to sell the Property, and pursuant thereto, to repay the Loan in full. It is anticipated that the closing with respect to such sale shall occur on or before the Extended Maturity Date. The Borrower hereby agrees to keep the Lender fully apprised of the progress of any sale and to promptly furnish the Lender, upon execution thereof, with a copy of the purchase and sale contract and any accompanying materials for its review In return, the Lender hereby agrees to cooperate with the Borrower by promptly providing a written payoff statement with respect to the Loan upon the Borrowers request therefor.

     14. Additional Extensions. The parties hereby acknowledge and agree that any agreement to extend the term of the Loan beyond the Extended Maturity Date shall be binding only if and when it is memorialized by a written agreement which is signed by the Borrower and the Lender.

     15. Extension Fee. The Borrower shall promptly remit to the Lender a non-refundable fee in the amount of $20,000.00 (the "EXTENSION FEE") as consideration for this extension of the maturity date of the Loan.

     16. Modifications in Writing. This letter agreement may be modified or amended only in writing signed by the parties hereto. No oral modification or amendment to this letter agreement shall be effective.

     17. Ratification. Except as modified by this letter agreement, all other terms and conditions of the Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by the Borrower, including, without limitation, the limited recourse language contained in the Note and Deed of Trust.

     18. No Impairment of Lender's Rights. Nothing contained in this letter agreement shall be deemed or shall operate to impair or affect in any way whatsoever the Rights, remedies, powers and privileges available to the Lender under the Loan Documents and otherwise existing at law or in equity.

Account Number: CA 59601
October 24, 1995
Page 5



19. Binding Effect. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Lender.



20. Survival. This letter agreement shall survive execution of the modification agreements and documents arising herefrom; provided, however, that to the extent that there are any inconsistencies between this letter agreement and the modification agreements and documents arising herefrom, the modification agreements and documents shall prevail and control.



21. Counterparts. This letter agreement may be executed in one or more counterparts, which, when taken together, shall constitute one original agreement.



22. Acceptance. Please indicate your acceptance of the foregoing terms and conditions by signing in the space provided below on the duplicate original of the letter agreement enclosed herewith and returning it, together with the Extension Fee, to the attention of the undersigned on or before October 27, 1995. If these items are not received by such date, this letter agreement shall be null and void and the Loan shall be due and payable in full on or before November 15, 1995.


Yours truly,



LENDER:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY,
A COLORADO CORPORATION



By: R. TAYNER
    ------------------------
    R. Tayner
    Assistant Vice President
    Mortgage Investments



By: DENNIS B. GRAVEN
    ------------------------
    D.B. Graven
    Manager
    Mortgage Investments

Account Number: CA 59601
October 24, 1995
Page 6


Agreed to and Accepted by the Borrower this 27th day of October, 1995.

The undersigned Borrower hereby represents and warrants that its execution of this letter agreement and performance of its obligations hereunder have been duly authorized by the requisite partnership and corporate acts and that performance of its obligations hereunder shall not violate applicable provisions of any law or its Limited Partnership Agreement or the limited partnership agreements of its general partners or the articles of incorporation and bylaws of BPL Holdings, Inc..

BORROWER:

BOETTCHER WESTERN PROPERTIES III LTD.,
A COLORADO LIMITED PARTNERSHIP

By:  Boettcher Properties, Ltd.,                        (SEAL)
     a Colorado limited partnership
     its Managing General Partner

     By:  BPL Holdings, Inc.,
          a Delaware corporation
          its General Partner

          By:/s/ Stanley R. Fallis
             --------------------------
             Name: Stanley R. Fallis
             Title: Director

By:  Boettcher 1983 Associates, Ltd.,
     a Colorado limited partnership,
     its General Partner

     By:  Boettcher Properties, Ltd.,
          a Colorado limited partnership,
          its General Partner

          By:  BPL Holdings, Inc.                            (SEAL)
               a Delaware corporation,
               its General Partner

               By:/s/ Stanley R. Fallis
                  --------------------------
                  Name: Stanley R. Fallis
                  Title: Director

BEING ALL OF THE GENERAL PARTNERS OF THE BORROWER

Account Number: CA 59601
October 24, 1995
Page 7



pc:  J.E. Cahan, A.V.P. and Associate Counsel, Investments-Legal, 2T2
     D. Vande Vrede, Associate Manager, Mortgage Administration, 2T2
     S. Martens, Associate Manager, Mortgage Closing, 3T2
     J.W. Ryan, Assistant Manager, Mortgage Administration, 2T2
     Karen Cook Esq., Griffinger, Freed, Heinermann, Cook & Foreman, One Market Plaza,
     Steuart Street Tower, 24th Floor,
     San Francisco, CA 94105-1415 (via regular mail)

                                  EXHIBIT A

                   DISCOUNTED YIELD MAINTENANCE CALCULATION


                                                                                                      6.800% Discount
                                                                                                      Factor
                        EXISTING     PROJECTED
                        INTEREST     MONTHLY            INTEREST    PRINCIPAL    PRINCIPAL            NPV OF MONTHLY
                        RATE         CASH FLOW                                   BALANCE              CASH FLOW
                                     (1)                                                              (2)
0      01-Oct-94        9.000%                                                    1,000,000            0
1      01-Nov-94        9.000%       8,392              7,500         892           999,108           8,345
2      01-Dec-94        9.000%       8,392              7,493         899           998,209           8,298
3      01-Jan-95        9.000%       8,392              7,487         905           997,304           8,251
4      01-Feb-95        9.000%       8,392              7,480         912           996,392           8,204
5      01-Mar-95        9.000%       8,392              7,473         919           995,473           8,158
6      01-Apr-95        9.000%       8,392              7,466         926           994,547           8,112
7      01-May-95        9.000%       8,392              7,459         933           993,614           8,067
8      01-Jun-95        9.000%       8,392              7,452         940           992,674           8,021
9      01-Jul-95        9.000%       8,392              7,445         947           991,727           7,976
10     01-Aug-95        9.000%       8,392              7,438         954           990,773           7,931      180,489
11     01-Sep-95        9.000%       8,392              7,431         961           989,812           7,886
12     01-Oct-95        9.000%       8,392              7,424         968           988,843           7,842
13     01-Nov-95        9.000%       8,392              7,416         976           987,868           7,798
14     01-Dec-95        9.000%       8,392              7,409         983           986,885           7,754
15     01-Jan-96        9.000%       8,392              7,402         990           985,894           7,710
16     01-Feb-96        9.000%       8,392              7,394         998           984,896           7,677
17     01-Mar-96        9.000%       8,392              7,387       1,005           983,891           7,623
18     01-Apr-96        9.000%       8,392              7,379       1,013           982,878           7,580
19     01-May-96        9.000%       8,392              7,372       1,020           981,858           7,538
20     01-Jun-96        9.000%       8,392              7,364       1,028           980,830           7,495
21     01-Jul-96        9.000%       8,392              7,356       1,036           979,794           7,453
22     01-Aug-96        9.000%       8,392              7,348       1,044           978,751           7,411
23     01-Sep-96        9.000%       8,392              7,341       1,051           977,699           7,369
24     01-Oct-96        9.000%       985,032 (Balloon)  7,333       977,699          (0)         (3)  860,108 NPV of
                                                                                                              Balloon

       Formula NPV:                  1,040,597                      TOTAL NPV OF AGGREGATE MONTHLY    (4) 1,040,597
                                                                    CASH FLOW AND BALLOON

                                                                    CURRENT PRINCIPAL                     1,000,000
                                                                    BALANCE                               ---------

                                                                    DISCOUNTED YIELD
                                                                    MAINTENANCE                       (5)    40,597

                                                                    1% OF PRINCIPAL                          10,000
                                                                                                          ---------
                                                                    TOTAL PREPAYMENT FEE
                                                                    DUE (ASSUMING TREASURY
                                                                    BOND YIELD IS LESS THAN
                                                                    EXISTING INTEREST RATE)                  50,597
                                                                                                          =========
